UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2012

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Finanical Condition.
       On January 17, 2012, Celanese Corporation issued a press release updating its full year 2011 outlook for adjusted earnings per share and announcing expectations for continued earnings growth for the full year 2012.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein solely for purposes of this disclosure.

Item 7.01    Regulation FD Disclosure.

    The disclosure set forth in Item 2.02 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

  (d)  Exhibit

Exhibit Number	Description

99.1	Press Release dated January 17, 2012*

*In connection with the disclosure set forth in Item 2.02 and Item 7.01, the information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: January 17, 2012

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated January 17, 2012*

*In connection with the disclosure set forth in Item 2.02 and Item 7.01, the information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.